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                                                                  Exhibit 23.1


                           Consent of Legal Counsel

We consent to the use of our firm's name under the caption "Legal Matters" in the Registration Statement on Form S-3 and related Prospectus of Intermedia Communications Inc. for the registration of 1,732,787 shares of Common Stock.


         /s/ Kronish, Lieb, Weiner & Hellman LLP
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New York, New York
April 6, 1998